UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

SPARTANNASH COMPANY
(Name of Registrant as Specified in Its Charter)

MACELLUM HUDSON FUND, LP

MACELLUM HOME FUND, LP

MACELLUM ADVISORS, LP

MACELLUM ADVISORS GP, LLC

JONATHAN DUSKIN

ANCORA CATALYST, LP

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA ALTERNATIVES LLC

ANCORA HOLDINGS GROUP, LLC

FREDRICK DISANTO

JOHN E. FLEMING

MICHAEL J. LEWIS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Macellum Home Fund, LP, a Delaware limited partnership (“Macellum Home”) and Ancora Holdings Group, LLC, an Ohio limited liability company (“Ancora Holdings”), together with the other participants named herein (collectively, the “Investor Group”), have filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of SpartanNash Company, a Michigan corporation (the “Company”).

On March 18, 2022, Jonathan Duskin, Chief Executive Officer of Macellum Capital Management, LLC, took part in an interview with CNBC’s “Closing Bell”. Portions of the transcript of the interview discussing the Company are pasted below:

Scott Wapner:

Yeah, it’s good to have you. And why this company? As I look at it, so it hit a new 52 week high today in part on news of your stake, but it seemed headed there anyway.

Jon Duskin:

Well, I think Scott for us, we’re very targeted, we take kind of a private equity approach to investing in the public markets, we only make one or two investments a year, and we believe in trying to create value over a long term and we pull the lens back a little bit it further and we’re not just looking at what the stock’s done maybe since the COVID lows or with the COVID tailwind, but we pull back the lens a little bit further and look at it over the last three and five years, and it’s materially underperformed, and despite the fact it was kind of at its 12 month high, it still dramatically underperformed its peers, and it’s underperformed on operating basis and on multiple levels. Sales, EBITDA, many of their different divisions have all underperformed their individual peers as well.

Scott:

You want three board seats. The company took a look at your letter today and said, “It seems that the investor group’s priority is a proxy contest, not constructive engagement with SpartanNash about ideas that would benefit all shareholders.” Your response to that?

Jon:

Yeah, I don’t think that’s a fair characterization Scott, we’ve been talking to Spartan for many months now. We nominated directors back in early December, December 7th I think it was, and we’ve been trying to work constructively with them and we’ve been engaged with them to try to understand what their plans are. And I think Scott, you know us well enough at this point, I think we tend to dig in pretty deep and we have very constructive ideas about how to improve businesses. So you do a lot of activist reporting, you know that’s a pretty standard response from a company when they’re being put in the spotlight. This company flew below the radar screen for many, many years, not great shareholder engagement, and now for the first time they’re being called out for a lack of having a plan, a lack of having a growth strategy, a lack of growing, and they’re being defensive and they’re digging in and they’re already and entrenched board. Scott, we identified three directors that we think we would like to replace, they’ve served 17, 19 and 24 years on the board and those are staggeringly long numbers. And they’ve got a very poor track record of acquisitions, they’ve made bad strategic deals. It feels like to us it’s just time for change.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Macellum Home Fund, LP, a Delaware limited partnership (“Macellum Home”) and Ancora Holdings Group, LLC, an Ohio limited liability company (“Ancora Holdings”), together with the other participants named herein, have filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2022 annual meeting of shareholders of SpartanNash Company, a Michigan corporation (the “Company”).

MACELLUM HOME AND ANCORA HOLDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Macellum Home, Macellum Hudson Fund, LP, a Delaware limited partnership (“Macellum Hudson”), Macellum Advisors, LP, a Delaware limited partnership (“Macellum Advisors”), Macellum Advisors GP, LLC, a Delaware limited liability company (“Macellum GP”), Jonathan Duskin, Ancora Holdings, Ancora Catalyst Institutional, LP, a Delaware limited partnership (“Ancora Catalyst Institutional”), Ancora Catalyst, LP, a Delaware limited partnership (“Ancora Catalyst”), Ancora Merlin, LP, a Delaware limited partnership (“Ancora Merlin”), Ancora Merlin Institutional, LP, a Delaware limited partnership (“Ancora Merlin Institutional” and, together with Ancora Catalyst Institutional, Ancora Catalyst and Ancora Merlin, the “Ancora Funds”), Ancora Alternatives LLC, an Ohio limited liability company (“Ancora Alternatives”), Fredrick DiSanto, John E. Fleming and Michael J. Lewis.

As of the date hereof, Macellum Home directly beneficially owns 1,000 shares of Common Stock, no par value per share, of the Company (the “Common Stock”), which are held in record name. As of the date hereof, Macellum Hudson directly beneficially owns 1,038,012 shares of Common Stock. As the investment manager of Macellum Hudson and Macellum Home, Macellum Advisors may be deemed to beneficially own the 1,000 shares of Common Stock beneficially owned directly by Macellum Home and 1,038,012 shares of Common Stock beneficially owned directly by Macellum Hudson. As the general partner of Macellum Hudson, Macellum Home and Macellum Advisors, Macellum GP may be deemed to beneficially own the 1,000 shares of Common Stock beneficially owned directly by Macellum Home and 1,038,012 shares of Common Stock beneficially owned directly by Macellum Hudson. As the sole member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 1,000 shares of Common Stock beneficially owned directly by Macellum Home and 1,038,012 shares of Common Stock beneficially owned directly by Macellum Hudson.

As of the date hereof, Ancora Merlin Institutional directly beneficially owns 176,671 shares of Common Stock. As of the date hereof, Ancora Merlin directly beneficially owns 15,579 shares of Common Stock. As of the date hereof, Ancora Catalyst Institutional directly beneficially owns 176,483 shares of Common Stock. As of the date hereof, Ancora Catalyst directly beneficially owns 15,753 shares of Common Stock. As the investment advisor to each of the Ancora Funds and a separately managed account (the “Ancora Alternatives SMA”), Ancora Alternatives may be deemed to beneficially own the 384,486 shares of Common Stock beneficially owned in the aggregate by the Ancora Funds and 208,562 shares of Common Stock held in the Ancora Alternatives SMA. As the sole member of Ancora Alternatives, Ancora Holdings may be deemed to beneficially own the 384,486 shares of Common Stock beneficially owned in the aggregate by the Ancora Funds and 208,562 shares of Common Stock held in the Ancora Alternatives SMA. As the Chairman and Chief Executive Officer of Ancora Holdings, Mr. DiSanto may be deemed to beneficially own the 384,486 shares of Common Stock beneficially owned in the aggregate by the Ancora Funds and 208,562 shares of Common Stock held in the Ancora Alternatives SMA.

As of the date hereof, neither of John E. Fleming or Michael J. Lewis own beneficially or of record any securities of the Company.